Exhibit 8.2

上海汇坤律师事务所
Shanghai Huikun Law Firm

DRAFT

[    ], 2010
Sunity Online Entertainment Limited
Suite 1002, Block A,
Buoya International Center
No. 1 Lize Middle Road
Chaoyang District
Beijing, People’s Republic of China

Re:  Registration Statement of Sunity Online Entertainment Limited

We are qualified lawyers of the People’s Republic of China (“PRC” or “China”) and have acted as the PRC legal counsel for Sunity Online Entertainment Limited., a Cayman Islands corporation (the “Company”), in connection with the Registration Statement on Form F-1 under the Securities Act of 1933, as amended, filed on [           ], 2010 (Registration Number [          ]), as amended through the date hereof (the “Registration Statement”).

For the purposes of this opinion, we have reviewed the Registration Statement and we have made investigation of the applicable laws and regulations of the PRC promulgated and publicly available as of the date of this Opinion.

In rendering this opinion, we have assumed without independent investigation and inquiry that (“Assumptions”):

i.	All the documents and the factual statements provided to us by the Company, , including but not limited to those set forth in the Registration Statement, are complete, true and correct; and

ii.	All the explanations and interpretations provided by the government officers duly reflect the official position of the relevant governmental authorities.

Based on our review of the Registration Statement, relevant facts and applicable PRC laws, subject to the Assumptions, qualifications and limitations set forth herein and in the Registration Statement, and to our best knowledge after due inquiry against the Company, we hereby confirm and adopt as our opinion the statements of PRC tax law on the date hereof as set forth in the Registration Statement under the caption “Taxation—PRC Taxation.” Nothing has ever come to our attention that relevant PRC authorities have ever made a determination that a business with similar management and investment structures as our structure should be considered a “resident enterprise” under the PRC laws.

Our opinion expressed above is subject to the following additional qualifications:

上海汇坤律师事务所
Shanghai Huikun Law Firm

i.
Our opinion is limited to the PRC laws and regulations on the date hereof (for the purpose of this opinion only, the PRC or China shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan). We have made no investigation of, and do not express or imply any views on, the laws of any country other than the PRC.

ii.
The PRC laws and regulations referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

iii.
This opinion is issued based on our understanding of the current PRC laws and regulations. For matters not explicitly provided under the current PRC laws and regulations, the interpretation, implementation and application of the specific requirements under the PRC laws and regulations are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, which may be different from our opinion. Under relevant PRC laws and regulations, foreign investment is restricted in certain businesses.  The interpretation and implementation of these laws and regulations, and their application to and effect on the legality, binding effect and enforceability of contracts, are subject to the discretion of competent PRC legislative, administrative and judicial authorities.

iv.	We may rely, as to matters of fact (but not as to legal conclusions), to the extent reasonable, on certificates and confirmations of PRC government authorities or responsible officers of the Company.

v.	This opinion is intended to be used in the context which is specifically referred to herein.

vi.
As used in this opinion, the expression “to our knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Registration Statement. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion.

上海汇坤律师事务所
Shanghai Huikun Law Firm

The opinion expressed herein is solely for the benefit of the Company and its investors (excluding the underwriters listed in the underwriting agreement dated ______, by and among _____), and without our prior written consent, neither our opinion nor this opinion letter may be disclosed to or relied upon by any other person, except that the Company can include a copy of this opinion as an exhibit to the Registration Statement and provide a copy of this opinion to its non-affiliated investors that are not underwriters to the transactions contemplated by the Registration Statement.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressed stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

Yours faithfully,

Lifeng Weng
Attorney at Law

License No. 092006114943
Shanghai Hui Kun Law Firm